Exhibit 23.1

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Cyprus Group, Inc. of our report dated October 12, 2015 on our audit of the financial statements of Cyprus Group, Inc. as of July 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the years ended July 31, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

October 14, 2015